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DELOITTE & TOUCHE LLP [LOGO]                                              Page 9


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                                227 West Trade Street
                                Charlotte, North Carolina 28202-1675


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-69844 on Form S-8 of The Cato Corporation Employee Stock Purchase Plan of our report dated December 11, 1996, appearing in this Annual Report on Form 11-K of The Cato Corporation Employee Stock Purchase Plan for the year ended September 30, 1996.



/s/Deloitte & Touche LLP


December 17, 1996